SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2005

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

North Carolina	0-21731	56-1869557
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600

Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Sherry A. Kellett, 61, was elected to the Board of Directors of Highwoods Properties, Inc. on October 31, 2005. Highwoods Properties, Inc. is the sole general partner of Highwoods Realty Limited Partnership. Ms. Kellett is a certified public accountant. Ms. Kellett served as Senior Executive Vice President and Controller of BB&T Corporation from 1995 until her retirement on August 1, 2003. Ms. Kellett had served as Corporate Controller of Southern National Corporation from 1991 until 1995 when it merged with BB&T Corporation. Ms. Kellett previously served in several positions at Arthur Andersen & Co. Ms. Kellett is a director of MidCountry Financial Corp., a private financial services holding company based in Macon, GA. Ms. Kellett is a board member of the North Carolina School of the Arts Foundation and has also served on the boards of the Piedmont Kiwanis Club, Senior Services Inc., The Winston-Salem Foundation, the Piedmont Club and the N.C. Center for Character Education. Ms. Kellett has been appointed to serve on the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	Highwoods Properties Inc., its general partner

	By:	/s/ Terry L. Stevens
Terry L. Stevens
Vice President and Chief Financial Officer

Dated: November 1, 2005